                                                                   Exhibit 99.94

                              [Company Letterhead]




August 26, 1997



Board of Directors
CS Holdings International Inc.
Fourth Floor, One Capital Place
P. O. Box 847
Grand Cayman
Cayman Islands, British West Indies

Cooper Industries Inc. hereby offers to purchase 1,405,000 shares of Wyman-Gordon Company common stock ("W-G stock") at a per share price equal to the closing market price of a share of W-G stock on August 26, 1997, with the closing to take place at 8:00 a.m., Central time, on August 27, 1997.

Payment shall be in the form of a 90-day discounted note, with the discount being computed at 6.05% per annum on a 365-day basis.

Please indicate your acceptance of the above offer by signing and returning the duplicate copy of this letter enclosed herewith.

Yours truly,

/s/ Diane K. Schumacher
- ------------------------------
Diane K. Schumacher
Senior Vice President, General
Counsel and Secretary


                                                 Agreed and accepted
                                                 this 27th day August 1997:

                                                 CS HOLDINGS INTERNATIONAL INC.


                                                 By: /s/ Alan J. Hill
                                                 ------------------------------
                                                 Name:  Alan J. Hill
                                                 Title: Treasurer